Exhibit 99.1

AITX's RAD Shatters the Security Status Quo with ROAMEO Gen 4, It's the Ultimate Autonomous Patrol Robot

High Value Security Patrols Can Now Be Automated with Intelligent Artificial Intelligence Driven Robot

Detroit, Michigan, February 25, 2025 -- Robotic Assistance Devices, Inc. (RAD), a subsidiary of Artificial Intelligence Technology Solutions, Inc. (the "Company"), (OTCPK:AITX), has unveiled ROAMEO™ Generation 4 (Gen 4), believed to be the most advanced commercial autonomous security patrol mobile robot  ever created. Built to outmatch traditional security guard patrols in every way, ROAMEO Gen 4 combines AI-powered intelligence, engagement by SARA™, 360-degree situational awareness, advanced safety features and real-time threat detection to eliminate blind spots, reduce costs, and deliver a new era of proactive security.

AITX's ROAMEO Gen 4 on patrol outside of the Company's R&D center.

"The days of inefficient, unreliable, and costly security patrols are over," said Steve Reinharz, CEO/CTO of AITX and RAD. "ROAMEO Gen 4 is not just an improvement, it is a complete reimagination of how security patrols operate. The intelligence packed into this unit now offers features such as 'escort me' and 'find my car' to ensure it can outperform legacy solutions in almost every way. This is the security solution of the future, delivering unmatched performance and cost savings today."

The Security Industry's Ultimate Power Move

ROAMEO (Rugged Observation Assistance Mobile Electronic Officer) Gen 4 is more than an upgrade, it is a transformation. Key features and advantages include:

• Full AI-Driven Autonomy - Operates 24/7 without breaks, distractions, or fatigue, continuously patrolling for up to 16 hours per charge.

• Customer Engagement Features - ROAMEO Gen 4 goes beyond security by offering interactive services such as 'Escort Me' and 'Find My Car,' ensuring a safer and more user-friendly experience for employees, visitors, and customers.

• Advanced Threat Detection - Uses AI-powered monitoring with LiDAR and visual analytics to detect, track, and analyze potential threats in real-time.

• Unmatched Navigation & Safety - Equipped with GPS-denied navigation, five solid-state 3D LiDARs, obstacle avoidance, emergency stop features, and predictive path planning.

• Web-Based Command & Control - Security teams can direct ROAMEO Gen 4 remotely via an intuitive interface, instantly adjusting patrol routes and receiving live alerts.

• Cost-Effective Security Solution - Eliminates expenses associated with wages, overtime, benefits, and liability insurance while providing a more effective security presence.

https://www.youtube.com/watch?v=dN4SZkwr0Pw

ROAMEO Gen 4 vs. Traditional Security Guards: No Contest

ROAMEO Gen 4 outperforms human patrols in every measurable way. Here's how it compares:

Feature	ROAMEO Gen 4	Traditional Security Guard Patrols
24/7 Operation	Yes, operates continuously	No, limited by shifts and fatigue
Threat Detection	Instant AI-powered response	Dependent on human reaction time
Weather Resilience	Operates in rain, snow, and extreme conditions	Humans may be hindered by severe weather
Collision Avoidance	Detects and avoids obstacles	Human error increases accident risk
Fixed Monthly Cost	Predictable and scalable	Rising wages, overtime, and benefits
Safety Risk	No confrontations, fully autonomous	Guards face physical altercations

With a top patrol speed of 10mph, a 30-mile range per charge, and a robust AI-driven detection system, ROAMEO Gen 4 ensures no security gap is left unmonitored.

"The numbers tell a clear story", added Reinharz. "Tens of thousands of security guards are performing patrol functions that can be enhanced or replaced by ROAMEO Gen 4. The industry is facing increasing demands for coverage, yet labor costs and workforce shortages remain persistent challenges. ROAMEO offers an autonomous, scalable alternative that improves efficiency while reallocating human resources to more strategic roles. As demand for security continues to rise, AI-driven solutions like ROAMEO will redefine the future of patrol and surveillance."

The Security Industry is Taking Notice

Organizations across multiple sectors are lining up to integrate ROAMEO Gen 4 into their operations. Key deployment areas include:

• Industrial Facilities & Warehouses - AI-driven perimeter security and real-time threat deterrence.

• University & Corporate Campuses - Strengthens security presence and deters vandalism.

• Automotive Storage & Dealership Lots - Protects valuable inventory from theft and tampering.

• Healthcare Campuses & Parking Structures - Creates safer environments for employees and visitors.

• Corporate Headquarters & Data Centers - Provides unmatched surveillance for critical infrastructure.

"ROAMEO is central to our strategy to redefine security through intelligent automation," concluded Reinharz. "Beyond innovation, it will be a revenue driver and a category leader in autonomous security. Market demand confirms the need for large-scale deployments, and each ROAMEO unit represents long-term recurring revenue for the Company. Even with 25 deployments, the financial impact will be significant. At 100 units, projected by the end of 2026, ROAMEO will be a major force in our growth and profitability. As we scale into the hundreds, it will reinforce our market leadership and accelerate our path to sustained success."

A New Era of Security Has Begun

"This is more than just an advancement, it's an industry shift," said Mark Folmer, CPP, PSP, President of RAD. "We are on a mission to redefine security by delivering AI-powered, autonomous solutions that enhance safety, improve efficiency, and drive cost savings. ROAMEO Gen 4 is not waiting for the future, it is the future."

Pre-orders are now open with production ramping up starting in the summer, and live demonstrations are being scheduled. ROAMEO Gen 4 will be on display at ISC West in Las Vegas from March 31 through April 4 in RAD's booth #21131. Security professionals and facility managers must decide: Will you lead with innovation, or stay behind with outdated security models?

AITX, through its subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the nearly $50 billion (US) security and guarding services industry1 through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry's existing and costly manned security guarding and monitoring model. RAD delivers these tremendous cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

About Artificial Intelligence Technology Solutions (AITX)

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX's RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.radgroup.ai, www.raddog.ai, and www.radlightmyway.com, or follow Steve Reinharz on Twitter @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. As such, there are no assurances that the Company will meet its expectations with respect to its future sales volume, becoming cash flow positive, ARR or RMR. The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

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Steve Reinharz

949-636-7060
@SteveReinharz

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/